UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2023

SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35186		38-1747023
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification Number)

2800 Executive Way	Miramar,	Florida	33025
(Address of Principal Executive)			(Zip Code)
(954) 447-7920
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

Warrant Adjustments

On April 20, 2020, January 15, 2021 and April 29, 2021, respectively, Spirit Airlines, Inc. (“Spirit”) entered into the Warrant Agreements (as supplemented by the Warrants to Purchase Common Stock issued pursuant thereto, the “Warrant Agreements”) with the United States Department of the Treasury (“Treasury”), concerning the issuance by Spirit to Treasury of warrants to purchase shares of Spirit’s common stock, par value $0.0001 (“Common Stock”), in accordance with the terms of the respective Warrant Agreements pursuant to the PSP1 program (the “PSP1 Warrants”), PSP2 program (the “PSP2 Warrants”) and PSP3 program (the “PSP3 Warrants” and, together with the PSP1 Warrants and PSP2 Warrants, the “Warrants”).

On September 15, 2023, JetBlue Airways Corporation (“JetBlue”) announced that it will pay $0.10 in cash per outstanding share of Common Stock on September 29, 2023 to Spirit’s stockholders of record on September 25, 2023 as a prepayment of merger consideration, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 28, 2022 (the “Merger Agreement”), by and among Spirit, JetBlue and Sundown Acquisition Corp. Accordingly, on September 22, 2023, Spirit announced an adjustment to the exercise prices and warrant shares of the Warrants.

The exercise price in respect of the PSP1 Warrants has been adjusted from $11.998 to $11.924, and the number of warrant shares issuable upon the exercise of the PSP1 Warrants has been adjusted from 611,170.35 to 614,963.26. The exercise price in respect of the PSP2 Warrants has been adjusted from $20.808 to $20.680, and the number of warrant shares issuable upon the exercise of the PSP2 Warrants has been adjusted from 161,665.14 to 162,665.78. The exercise price in respect of the PSP3 Warrants has been adjusted from $31.060 to $30.869, and the number of warrant shares issuable upon the exercise of the PSP3 Warrants has been adjusted from 94,515.36 to 95,100.17.

Convertible Note Adjustments

On September 15, 2023, JetBlue announced that it will pay $0.10 in cash per outstanding share of Common Stock on September 29, 2023 to Spirit’s stockholders of record on September 25, 2023 as a prepayment of merger consideration, pursuant to the terms of the Merger Agreement. Accordingly, on September 22, 2023, Spirit announced an adjustment to the conversion rates of its 4.75% Convertible Senior Notes due 2025 (the “2025 Notes”) and 1.00% Convertible Senior Notes due 2026 (the “2026 Notes”).

The conversion rate in respect of the 2025 Notes has been adjusted from 92.4570 shares to 93.0267 shares of Common Stock per $1,000 principal amount of 2025 Notes, and the conversion rate in respect of the 2026 Notes has been adjusted from 24.0234 shares to 24.1714 shares of Common Stock per $1,000 principal amount of 2026 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2023	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel